Exhibit 10.1

SETTLEMENT AGREEMENT AND

MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (this “Agreement”) is made this 1st day of March, 2013 (“Effective Date”), by and among 18 KT.TV, LLC, a Pennsylvania limited liability company (“18 KT”), CRAIG FISCHER, Managing Member of 18 KT (“FISCHER”), and ENTEST BIOMEDICAL, INC., a Nevada corporation (“ENTEST”) (collectively, 18 KT, FISCHER and ENTEST shall sometimes be referred to herein as the “Parties” or sometimes individually as a “Party”).

RECITALS

WHEREAS, on April 18, 2011, 18 KT filed an Amended Complaint against ENTEST, et al., in the United States District Court for the Middle District of Pennsylvania, at No. 3:11-cv-00244 (the “Action”), alleging that it breached a Consulting Services Agreement between ENTEST and FISCHER, Managing Member of 18 KT, dated August 25, 2009 (the “ENTEST Consulting Agreement”); and

WHEREAS, pursuant to the ENTEST Consulting Agreement, and in exchange for performance of the consultant services as defined therein, FISCHER/18KT was to receive 50,000 shares of restricted common stock of ENTEST issued upon binding and then quarterly for a period of one (1) year, for a total compensation of 250,000 shares of restricted common stock of ENTEST; and

WHEREAS, on or about August 31, 2009, FISCHER received 50,000 shares of restricted common stock of ENTEST, and as of the date of this Agreement, those restrictions have not been removed from these shares; FISCHER was issued a Form 1099-DIV relative to these 50,000 shares valuing them at $200,000; and

WHEREAS, on or about March 6, 2012, FISCHER received 6,250 shares of restricted series B preferred stock of ENTEST, and as of the date of this Agreement, those restrictions have not been removed from these shares; and

WHEREAS, neither FISCHER nor 18 KT received either the remaining compensation shares pursuant to the ENTEST Consulting Agreement or otherwise; and

WHEREAS, the Parties have agreed to settle the Action pursuant to the terms of this Agreement; and

WHEREAS, the Parties desire to enter into this Agreement to resolve all matters and claims between them, including, but not limited to, any and all claims set forth in the Action (the “Claims”) upon the terms and conditions described herein; and

NOW, THEREFORE, the Parties, in consideration of the terms of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

1. Issuance of Shares.  Within seven (7) days of the Effective Date of this Agreement, ENTEST will cause Forty One Million (41,000,000) shares of restricted common stock of ENTEST (the “Compensation Payment Shares”) to be issued to 18 KT.

2. Acknowledgements of ENTEST.  ENTEST acknowledges that nothing contained in this Agreement constitutes or shall be deemed to constitute any additional consideration paid by FISCHER/18 KT to ENTEST for any of the Compensation Payment Shares.  Furthermore, ENTEST acknowledges that the services provided by FISCHER/18 KT to ENTEST pursuant to the ENTEST Consulting Agreement constituted full and complete consideration for the issuance of the Compensation Payment Shares and that all such services were completed as of December 31, 2010.

3. Remedy for Breach of this Agreement.  In the event that the Compensation Payment Shares are not available to be issued to 18 KT in accordance with Paragraph 1 above because there are not enough authorized common shares to permit issuance of the Compensation Payment Shares, then ENTEST shall immediately undertake all necessary steps to increase the number of authorized shares of ENTEST so that the Compensation Payment Shares can be issued to 18 KT in accordance with Paragraph 1 above.

ENTEST further agrees that in the event FISCHER/18 KT seeks relief in a court of law to enforce any of his/its/their rights under this Agreement, ENTEST shall be responsible for all attorney’s fees, expenses and costs incurred by FISCHER/18 KT in seeking to enforce his/its/their rights under this Agreement.  Furthermore, FISCHER/18 KT further agrees that in the event ENTEST seeks relief in a court of law to enforce any of its rights under this Agreement, FISCHER/18 KT shall be responsible for all attorney’s fees, expenses and costs incurred by ENTEST in seeking to enforce its rights under this Agreement.

4. Right to Assign or Transfer Rights.  The Parties to this Agreement hereby acknowledge and agree that FISCHER/18 KT shall have the right to assign any or all of its rights set forth in this Agreement to any of its affiliates or any other person or entity.

5. Independent Advice.  FISCHER/18KT acknowledges that FISCHER/18KT has been advised that in evaluating the merits and risks of the Compensation Payment Shares and the consequences of holding the Compensation Payment Shares, FISCHER/18KT should rely on the advice of FISCHER/18KT’s own legal, investment, financial, tax, accounting and other professional advisors, including without limitation, advice as to tax and other matters relating to an investment in ENTEST, and FISCHER/18KT has so relied on such advice.

6. Limitations on Transfer. FISCHER/18KT understands, acknowledges and agrees that:

Due to restrictions described in this Section 6 and the lack of any market existing or likely to exist for the Compensation Payment Shares, FISCHER/18KT’s investment in the Compensation Payment Shares may be highly illiquid and may be held indefinitely by FISCHER/18KT.

FISCHER/18KT must bear the economic risk of holding the Compensation Payment Shares for an indefinite period of time, since the Compensation Payment Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities laws and regulations.  Therefore, the Compensation Payment Shares will be restricted and cannot be offered, sold, transferred, pledged or hypothecated to any person unless the Compensation Payment Shares are subsequently registered under the Securities Act (which ENTEST is not obligated to do and which it does not anticipate doing in the future) or an exemption from registration is available and the favorable opinion of counsel acceptable to ENTEST to that effect is obtained by FISCHER/18KT.  ENTEST has been informed that FISCHER/18KT intends to obtain a legal opinion in the future regarding whether FISCHER/18KT may rely upon the Rule 144 safe harbor and sell the Compensation Payment Shares in the public markets pursuant to an available exemption from a competent attorney, including, but not limited to, Ronald J. Logan of Logan Law Firm PLC, a licensed Arizona attorney.  ENTEST, based upon knowledge it possesses as of the date of the Effective Date of this Agreement, has no objection to said attorney(s) providing the required legal opinion, provided, however, that ENTEST reserves the right to examine the legal opinion and to determine if it properly states a basis for removal of the restrictive legend from the certificate(s) relative to the Compensation Payment Shares and resale of the shares in the public markets pursuant to the Securities Act.  Further, FISCHER/18KT may not resell, hypothecate, transfer, assign or make other disposition of the Compensation Payment Shares, except in a transaction exempt from the registration requirements of the securities laws and regulations of the state in which the Compensation Payment Shares are offered and sold, and specific approval of such transfers may be required in some states.

7. Enforceability.  The Parties hereto agree that should a court of competent jurisdiction determine that any provision of this Agreement is unenforceable for whatever reason at all, then in that event, the court may on its own accord and discretion modify either the term or scope of such provision taking into consideration the intentions of the Parties as herein expressed, and enforce such provision as so modified, or if the court shall not be empowered by applicable law to make such modifications and/or enforce the modified provision, then the Parties intend that the other provisions of this Agreement which are enforceable be deemed to be separate covenants and that such other covenants be enforced.

8. Discontinuance of Action.  Within fourteen (14) days of the receipt of the Compensation Payment Shares in accordance with Paragraph 1 above, FISCHER/18 KT shall cause the Action to be discontinued with prejudice.

9. General Release.

a. Release of FISCHER/18 KT.  For and in consideration of the mutual promises contained herein, ENTEST hereby irrevocably releases and forever unconditionally discharges FISCHER/18 KT and any and all of his/its/their predecessors, related or affiliated entities, officers, directors, shareholders, attorneys, insurers, trustees, partners, members, present and former employees, agents, successors, assigns, heirs, executors and administrators, both individually and in their official capacities (the “FISCHER/18 KT Parties”), of and from any and all actions, causes of actions, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity, against FISCHER/18 KT and the FISCHER/18 KT Parties which ENTEST and the ENTEST Parties (as defined below) now or in the future may have from the beginning of the world until the end of time, but excluding any claim relating to the failure of FISCHER/18 KT to comply with its or their obligations set forth in this Agreement.

b. Release of ENTEST.  For and in consideration of the mutual promises contained herein, FISCHER/18 KT hereby irrevocably releases and forever unconditionally discharges ENTEST and any and all of its predecessors, related or affiliated entities, officers, directors, shareholders, attorneys, insurers, trustees, partners, present and former employees, agents, successors, assigns, heirs, executors and administrators, both individually and in their official capacities (the “ENTEST Parties”), of and from any and all actions, causes of action, suits, claims, debts, dues, accounts, bonds, covenants, charges, complaints, contracts, agreements, promises, judgments and demands whatsoever, in law or in equity, against ENTEST and the ENTEST Parties which FISCHER/18 KT and the FISCHER/18 KT Parties now or in the future may have from the beginning of the world until the end of time, but excluding any claim relating to the failure of any of ENTEST and the ENTEST Parties to comply with its or their respective obligations set forth in this Agreement.

10. Confidentiality.  Each Party agrees not to disclose to any other person the terms and conditions of, and/or the existence of, this Agreement and/or any dispute relating to the Action, except to (a) such Party’s attorneys, accountants, and/or insurers; or (b) as required by law, including, without limitation, pursuant to a court order, subpoena, or legal obligation in any judicial, governmental, or quasi-governmental proceeding, matter or inquiry.  Each Party’s promise not to disclose, except as may be required by law, the above information shall survive the execution and delivery of this Agreement.  Further, notwithstanding anything to the contrary in the foregoing, each Party shall be permitted to make the following statement regarding the subject matter of this Agreement: “The matter has been resolved.”

11. Non-Disparagement.  Each Party agrees not to disparage or make negative statements (or induce or encourage others to disparage or make negative statements) about the other Parties.  For purposes of this Section 6, “disparage” shall mean any statements that adversely affect in any manner a Party’s personal or professional reputation.

12. No Admission.  Neither this Agreement nor anything contained in this Agreement shall be deemed or construed to constitute an admission by a Party as to any liability, violation of law or unlawful conduct of any kind.

13. Attorneys’ Fees.  Except as otherwise provided herein, each Party hereto shall bear all of such Party’s attorneys’ fees and costs arising from the Party’s actions or the actions of the Party’s counsel in connection with the Action, this Agreement, the matters and documents referred to herein and all related matters.

14. Entire Agreement.  This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

15. Representations.  The Parties represent and warrant that they have been afforded reasonable time to consider this Agreement, to raise concerns, ask questions and seek explanations regarding this Agreement and to consult with legal counsel or other persons of their own choosing regarding the legal, financial and other consequences of executing this Agreement.  The Parties further acknowledge that they fully understand the meaning and intent of this Agreement, including that it contains a release of known and unknown claims and that they are voluntarily, knowingly and willfully executing this Agreement.  Finally, the Parties affirm that the only consideration for signing this Agreement are the terms stated herein and that no other promises or agreements of any kind have been made by any person or entity to cause them to sign this Agreement.

16. Construction.  The Parties represent and warrant that they and their attorneys have reviewed this Agreement and have had the opportunity to revise this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.  This Agreement shall be construed according to its plain language and not strictly for or against any Party hereto.  Further, captions are inserted for convenience, do not constitute a part of this Agreement and shall not be admissible for the purpose of proving the intent of the Parties.  Singular pronouns shall be construed to include reference to more than one person and male pronouns shall be construed to include reference to female persons and neutral entities.

17.   Amendment; Waiver.  This Agreement may be modified only by a written document signed by all the Parties.  No failure by a Party to insist upon the strict performance of any covenant, agreement, term, or condition of this Agreement or to enforce a right or remedy provided under this Agreement shall be construed as a waiver or relinquishment with respect to any subsequent performance or breach of performance but each and every covenant, agreement, term, and condition of this Agreement shall remain in full force and effect with respect to any other existing or subsequent breach.

18.   Applicable Law.  This Agreement shall be governed in all respects under the laws of the Commonwealth of Pennsylvania and any dispute arising under this Agreement shall be adjudicated in the United States District Court for the Middle District of Pennsylvania.

19.   Counterparts.  This Agreement may be executed in one or more counterparts and shall be fully valid, legally binding and enforceable, whether executed in a single document or in counterparts.

20.   Successors and Assigns.  This Agreement contains the entire agreement among the Parties with regard to the matters set forth in this document and shall be binding upon and inure to the benefit of the successors and assigns of each Party.

21.   Authority.  The individual signatories are all adult, competent individuals and each has all the requisite authority to consummate this Agreement.  The individuals executing this Agreement on behalf of the Parties have all requisite authority to execute this Agreement, and this Agreement, as executed, is valid, legal and binding upon the Parties.

INTENDING TO BE LEGALLY BOUND HEREBY, the Parties have executed this Agreement the day and year first above written.

ATTEST:	18 KT.TV, LLC
/s/ Raquel Roth	By: /s/Craig Fischer
Raquel Roth	Name: Craig Fischer
Title: Managing Member

WITNESS:
/s/Raquel Roth	/s/Craig Fischer
Raquel Roth	CRAIG FISCHER

ATTEST:	ENTEST BIOMEDICAL, INC.
/s/Jennifer Asmar	By: /s/David Koos
Name: David Koos
Title: Chairman and CEO